EXHIBIT 1

TRANSACTIONS DURING PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days.  Such transactions involved the purchase and sale of shares on the NASDAQ Global Market.  Certain of the prices reported below reflect the weighted average purchase or sale price of the shares of Common Stock purchased or sold on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price		Shares
1/21/2014	Sale	$8.4269	1	50060
1/22/2014	Sale	$8.3472	2	20000
1/23/2014	Sale	$8.3304	3	32000
1/24/2014	Sale	$8.4208	4	26600
1/27/2014	Sale	$8.1957	5	7000
1/28/2014	Sale	$8.3835	6	59699
1/29/2014	Sale	$8.5300		1000
1/29/2014	Sale	$9.6572	7	54000
1/29/2014	Sale	$10.1776	8	21500
1/30/2014	Sale	$10.0961	9	60115
1/31/2014	Sale	$9.8592	10	73301
2/3/2014	Sale	$9.9855	11	75000
2/4/2014	Sale	$9.9349	12	41500
2/5/2014	Sale	$9.9428	13	59966
2/6/2014	Sale	$9.8388	14	29128
2/7/2014	Sale	$9.9059	15	22000
2/10/2014	Sale	$10.0934	16	28380
2/11/2014	Sale	$10.0462	17	34119
2/12/2014	Sale	$9.9373	18	13420
2/13/2014	Sale	$10.2923	19	65746
2/14/2014	Sale	$10.2262	20	41000
2/18/2014	Sale	$10.7295	21	69500
2/19/2014	Sale	$11.0038	22	60947
2/20/2014	Sale	$11.1349	23	56100
2/21/2014	Sale	$11.9801	24	81376
2/24/2014	Sale	$12.1611	25	78100
2/25/2014	Sale	$12.0987	26	30000
2/26/2014	Sale	$12.1875	27	33044
2/27/2014	Sale	$12.5163	28	106600
2/28/2014	Sale	$12.5744	29	8800
3/3/2014	Sale	$12.5385	30	107790
3/4/2014	Purchase	$13.0800		1000
3/4/2014	Sale	$13.0821	31	72074
3/5/2014	Sale	$13.3917	32	75825
3/6/2014	Sale	$13.0437	33	86246
3/7/2014	Sale	$13.1354	34	44000
3/10/2014	Sale	$13.4804	35	69700
3/11/2014	Sale	$13.7544	36	60898
3/12/2014	Sale	$13.4527	37	87100
3/13/2014	Sale	$13.1912	38	3195
3/17/2014	Sale	$13.9288	39	185825
3/18/2014	Sale	$14.4440	40	130630

1 This transaction was executed in multiple trades at prices ranging from $8.27 – 8.82.
2 This transaction was executed in multiple trades at prices ranging from $8.24 – 8.47.
3 This transaction was executed in multiple trades at prices ranging from $8.19 – 8.47.
4 This transaction was executed in multiple trades at prices ranging from $8.34 – 8.53.
5 This transaction was executed in multiple trades at prices ranging from $8.17 – 8.21.
6 This transaction was executed in multiple trades at prices ranging from $8.19 – 8.5050.
7 This transaction was executed in multiple trades at prices ranging from $9.05 – 10.05.
8 This transaction was executed in multiple trades at prices ranging from $10.07 – 10.48.
9 This transaction was executed in multiple trades at prices ranging from $9.89 – 10.50.
10 This transaction was executed in multiple trades at prices ranging from $9.70 – 10.00.
11 This transaction was executed in multiple trades at prices ranging from $9.68 – 10.15.
12 This transaction was executed in multiple trades at prices ranging from $9.65 – 10.26.
13 This transaction was executed in multiple trades at prices ranging from $9.77 – 10.00.
14 This transaction was executed in multiple trades at prices ranging from $9.76 – 10.04.
15 This transaction was executed in multiple trades at prices ranging from $9.78 – 10.05.
16 This transaction was executed in multiple trades at prices ranging from $10.04 – 10.15.
17 This transaction was executed in multiple trades at prices ranging from $9.90 – 10.12.
18 This transaction was executed in multiple trades at prices ranging from $9.90 – 9.96.
19 This transaction was executed in multiple trades at prices ranging from $9.90 – 10.60.
20 This transaction was executed in multiple trades at prices ranging from $10.00 – 10.32.
21 This transaction was executed in multiple trades at prices ranging from $10.24 – 11.06.
22 This transaction was executed in multiple trades at prices ranging from $10.80 – 11.14.
23 This transaction was executed in multiple trades at prices ranging from $11.00 – 11.25.
24 This transaction was executed in multiple trades at prices ranging from $11.60 – 12.24.
25 This transaction was executed in multiple trades at prices ranging from $11.66 – 12.37.
26 This transaction was executed in multiple trades at prices ranging from $11.99 – 12.26.
27 This transaction was executed in multiple trades at prices ranging from $11.94 – 12.36.
28 This transaction was executed in multiple trades at prices ranging from $12.09 – 12.74.
29 This transaction was executed in multiple trades at prices ranging from $12.45 – 12.84.
30 This transaction was executed in multiple trades at prices ranging from $12.30 – 12.85.
31 This transaction was executed in multiple trades at prices ranging from $12.98 – 13.35.
32 This transaction was executed in multiple trades at prices ranging from $13.00 – 13.59.
33 This transaction was executed in multiple trades at prices ranging from $12.77 – 13.15.
34 This transaction was executed in multiple trades at prices ranging from $12.90 – 13.25.
35 This transaction was executed in multiple trades at prices ranging from $13.19 – 13.64.
36 This transaction was executed in multiple trades at prices ranging from $13.30 – 14.25.
37 This transaction was executed in multiple trades at prices ranging from $13.15 – 13.69.
38 This transaction was executed in multiple trades at prices ranging from $13.18 – 13.20.
39 This transaction was executed in multiple trades at prices ranging from $13.56 – 14.12.
40 This transaction was executed in multiple trades at prices ranging from $14.08 – 14.75.